IDM ENVIRONMENTAL CORP.


                                       AND


                           ROCHON CAPITAL GROUP, LTD.



                                WARRANT AGREEMENT



                          Dated as of February 11, 1997

     WARRANT AGREEMENT, dated as of February 11, 1997 by and between IDM ENVIRONMENTAL CORP., a New Jersey corporation (the "Company"), and ROCHON CAPITAL GROUP, LTD. (the "Placement Agent").

     The Company proposes to issue to the Placement Agent the warrants as hereinafter described (the "Warrants") to purchase 100,000 shares of common stock of the Company, $.001 par value per share ("Common Stock"), subject to adjustment as provided in Section 8 hereof (such number of shares, as adjusted, being hereinafter referred to as the "Shares"), each Warrant entitling the holder ("Holder") thereof to purchase one share of Common Stock. All capitalized terms used herein and not otherwise defined herein shall have the same meanings as assigned thereto in that certain Placement Agency Agreement, dated as of February 10, 1997, by and between the Company and the Placement Agent.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. Issuance of Warrants; Form of Warrant. On the Closing Date the Company will issue, sell and deliver the Warrants to the Placement Agent or its bona fide officers or principals. The form of the Warrant and of the form of Election to Purchase to be attached thereto shall be substantially as set forth on Exhibit A attached hereto. The Warrants shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Co-Chairman, President or any Vice President of the Company, under its corporate seal, affixed or in facsimile, and attested by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

     2. Registration. The Warrants shall be numbered and shall be registered in a Warrant register (the "Warrant Register"). The Company shall be entitled to treat the registered holder of any Warrant on the Warrant Register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such Warrant on the part of any other person, and shall not be liable for any registration or transfer of Warrants which are registered or are to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration or transfer, or with such knowledge of such facts that its participation therein amounts to bad faith. The Warrants shall be registered initially in the name of the Placement Agent in such denominations as the Placement Agent may request in writing to the Company; provided, however, that the Placement Agent may designate that all or a portion of the Warrants be issued in varying amounts directly to its bona fide officers or principals and not to itself. Such designation will only be made by the Placement Agent if it determines that such issuances would not violate the interpretation of the Board of Governors of the National Association of Securities Dealers, Inc. (the "NASD"), relating to the review of corporate financing arrangements.

     3. Transfer of Warrants. The Holder of a Warrant Certificate, by its acceptance thereof, acknowledges that the Warrants are "restricted securities" which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and represents that the Warrants are being acquired as an investment and not with a view to the distribution thereof and will not transfer such Warrants, except to bona fide officers, directors, shareholders, principals, employees or registered representatives of the Holder upon written request to the Company delivered in accordance with Section 12 hereof and upon delivery of the Warrant Certificate duly endorsed by the Holder or by his duly authorized attorney or representative, or accompanied by proper evidence of succession, assignment or authority to transfer. In all cases of transfer by an attorney, the original power of attorney, duly approved, or an official copy thereof, duly certified, shall be deposited with the Company. In case of transfer by executors, administrators, guardians or other legal representatives, duly authenticated evidence of their authority shall be produced, and may be required to be deposited with the Company in its discretion. Upon any registration of transfer, the Company shall deliver a new Warrant or Warrants to the persons entitled thereto. The Warrants may be exchanged at the option of the Holder thereof for other Warrants of different denominations, of like tenor and representing in the aggregate the right to purchase a like number of shares of

Common Stock upon surrender to the Company or its duly authorized agent. The Company may require payment of a sum sufficient to cover all taxes and other governmental charges that may be imposed in connection with any voluntary transfer, exchange or other disposition of the Warrants. Notwithstanding the foregoing, the Company shall have no obligation to cause Warrants to be transferred on its books to any person, if such transfer would violate the Securities Act or applicable state securities laws.

     4. Exercise of Warrants.

          (a) Term of Warrants; Exercise of Warrants. The Placement Agent is hereby granted 100,000 Warrants. Each Warrant entitles the registered owner thereof to purchase one Share at a purchase price equal to one hundred and fifty percent (150%) of the average closing bid price of the Common Stock (the "Closing Date Average") as calculated over the five (5) trading-day period ending on the Closing Date (as adjusted from time to time pursuant to the provisions hereof, the "Exercise Price"). The Exercise Price and the Shares issuable upon exercise of Warrants are subject to adjustment upon the occurrence of certain events, pursuant to the provisions of Section 8 of this Agreement. Subject to the provisions of this Agreement, each Holder shall have the right, which may be exercised for a period of four (4) years commencing on the first anniversary of the Closing Date, to purchase from the Company (and the Company shall issue and sell to such Holder) the number of fully paid and nonassessable shares (rounded up to the nearest full share) specified in such Warrants, upon surrender to the Company, or its duly authorized agent, of such Warrants, with the form of Election to Purchase attached thereto duly completed and signed, with signatures guaranteed by a member firm of a national securities exchange, a commercial bank (not a savings bank or savings and loan association) or trust company located in the United States or a member of the NASD and upon payment to the Company of the Exercise Price, as adjusted in accordance with the provisions of Section 8 of this Agreement, for the number of Shares in respect of which such Warrants are then exercised. Payment of such Exercise Price may be made in cash or by certified check or official bank check payable to the order of the Company. No adjustment shall be made for any dividends on any Shares issuable upon exercise of a Warrant. Upon each surrender of Warrants and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the Holder of such Warrants and in such name or names as such Holder may designate, a certificate or certificates for the number of full Shares so purchased upon the exercise of such Warrants. Such certificate or certificates shall be deemed to have been issued and any person so designated to be named therein shall be deemed to have become a holder of record of such Shares as of the date of the surrender of Warrants and payment of the Exercise Price as aforesaid; provided, however, that if, at the date of surrender of such Warrants and payment of such Exercise Price, the transfer books for the Common Stock or other class of securities issuable upon the exercise of such Warrants shall be closed, the certificates for the Shares shall be issuable as of the date on which such books shall next be opened and until such date the Company shall be under no duty to deliver any certificate for such Shares; provided, further, however, that the transfer books of record, unless otherwise required by law, shall not be closed at any one time for a period longer than twenty (20) days. The rights of purchase represented by the Warrants shall be exercisable, at the election of the Holder(s) thereof, either in full or from time to time in part and, in the event that any Warrant is exercised in respect of less than all of the Shares issuable upon such exercise, a new Warrant or Warrants will be issued for the remaining number of Shares specified in the Warrant so surrendered.

          (b) Exercise by Surrender of Warrant. In addition to the method of payment set forth in subsection (a) above and in lieu of any cash payment required thereunder, the Holder of the Warrants shall have the right at any time and from time to time to exercise the Warrants in full or in part by surrendering the Warrant in the manner specified in the Warrant in exchange for the number of Shares equal to the product of (x) the number of shares as to which the Warrants are being exercised multiplied by (y) a fraction, the numerator of which is the Market Price (as defined below) of the Shares less the Exercise Price and the denominator of which is such Market Price. Solely for the purposes of this paragraph, Market Price shall be the average closing bid price of the Common Stock as calculated over the five
     (5) trading-day period preceding the date on which the Election to Purchase is sent to the Company.

     5. Payment of Taxes. The Company will pay all documentary stamp taxes, if any, attributable to the issuance of Shares upon the exercise of Warrants; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for Shares in a name other than that of the Holder of Warrants in respect of which such Shares are issued.

     6. Mutilated or Missing Warrants. In case any of the Warrants shall be mutilated, lost, stolen or destroyed, the Company shall issue and deliver in exchange and substitution for and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and representing an equivalent right or interest, but only upon receipt of evidence reasonably satisfactory to the Company of such mutilation, loss, theft or destruction of such Warrant and indemnity, if requested, reasonably satisfactory to the Company. An applicant for such substitute Warrants shall also comply with such other reasonable regulations and pay such other reasonable charges and expenses as the Company may prescribe.

     7. Reservation of Shares, etc. There have been reserved, and the Company shall at all times keep reserved, out of the authorized and unissued Common Stock of the Company, a number of shares of Common Stock sufficient to provide for the exercise of the rights of purchase represented by the outstanding Warrants. Continental Stock Transfer & Trust Company, transfer agent for the

Common Stock (the "Transfer Agent"), and every subsequent transfer agent, if any, for the Company's securities issuable upon the exercise of the Warrants will be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares as shall be required for such purpose. The Company will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of the Company's securities issuable upon the exercise of the Warrants. The Company will supply the Transfer Agent or any subsequent transfer agent with duly executed certificates for such purpose. All Warrants surrendered in the exercise of the rights thereby evidenced shall be canceled, and such canceled Warrants shall constitute sufficient evidence of the number of Shares that have been issued upon the exercise of such Warrants.

     8. Adjustments of Exercise Price and Number of Shares. The Exercise Price and the number and kind of securities issuable upon exercise of each Warrant shall be subject to adjustment from time to time upon the happening of certain events, as follows:

          (a) In case the Company shall (i) declare a dividend on its Common Stock in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock or (iv) issue by reclassification of its shares of Common Stock other securities of the Company (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), the number of Shares purchasable upon exercise of each Warrant immediately prior thereto shall be adjusted so that the Holder of each Warrant shall be entitled to receive the kind and number of Shares or other securities of the Company which he would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to immediately after the record date, if any, for such event.

          (b) In case the Company shall issue rights, options or warrants to all holders of its shares of Common Stock, without any charge to such holders, entitling them (for a period expiring within 45 days after the record date mentioned below in this paragraph (b)) to subscribe for or to purchase shares of Common Stock at a price per share that is lower at the record date mentioned below than the then current market price per share of Common Stock (as defined in paragraph (d) below), the number of Shares thereafter purchasable upon exercise of each Warrant shall be determined by multiplying the number of Shares theretofore purchasable upon exercise of each Warrant by a fraction, of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered would purchase at the then current market price per share of Common Stock. Such adjustment shall be made whenever such rights, options or warrants are issued, and shall become effective retroactively to immediately after the record date for the determination of shareholders entitled to receive such rights, options or warrants.

          (c) In case the Company shall distribute to all holders of its shares of Common Stock shares of stock other than Common Stock or evidences of its indebtedness or assets (excluding cash dividends payable out of consolidated earnings or retained earnings and dividends or distributions referred to in paragraph (a) above) or rights, options or warrants or convertible or exchangeable securities containing the right to subscribe for or purchase shares of Common Stock (excluding those referred to in paragraph (b) above), then in each case the number of Shares thereafter issuable upon the exercise of each Warrant shall be determined by multiplying the number of Shares theretofore issuable upon the exercise of each Warrant, by a fraction, of which the numerator shall be the current market price per share of Common Stock (as defined in paragraph (d) below) on the record date mentioned below in this paragraph (c), and of which the denominator shall be the current market price per share of Common Stock on such record date, less the then fair value (as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive) of the portion of the shares of stock other than Common Stock or assets or evidences of indebtedness so distributed or of such subscription rights, options or warrants, or of such convertible or exchangeable securities applicable to one share of Common Stock. Such adjustment shall be made whenever any such distribution is made, and shall become effective on the date of distribution retroactive to immediately after the record date for the determination of shareholders entitled to receive such distribution.

          (d) For the purpose of any computation under paragraphs (b) and (c) of this Section 8, the current market price per share of Common Stock at any date (the "Current Market Price") shall be the average of the daily closing prices for fifteen (15) consecutive trading days commencing twenty (20) trading days before the date of such computation. The closing price for each day shall be the last reported sale price or, in case no such reported sale takes place on such day, the average of the closing bid and asked prices for such day, in either case on the principal national securities exchange on which the shares are listed or admitted to trading, or if they are not listed or admitted to trading on any national securities exchange, but are traded in the over-the-counter market, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the representative closing bid and asked quotations for the Common Stock on the Nasdaq system or any comparable system, or if the Common Stock is not listed on the Nasdaq system or a comparable system, the closing sale price of the Common Stock or, in case no sale is publicly reported, the average of the closing bid and asked prices as furnished by two members of the NASD selected from time to time by the Company for that purpose.

          (e) No adjustment in the number of Shares purchasable hereunder shall be required unless such adjustment would require an increase or decrease of at least one percent (1%) in the number of Shares purchasable upon the exercise of each Warrant; provided, however, that any adjustments which by reason of this paragraph (e) are not required to be made shall be carried forward and taken into account in any subsequent adjustment but not later than three years after the happening of the specified event or events. All calculations shall be made to the nearest one thousandth of a share.

          (f) Whenever the number of Shares purchasable upon the exercise of each Warrant is adjusted, as herein provided, the Exercise Price shall be adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Shares purchasable upon the exercise of each Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Shares so purchasable immediately thereafter.

          (g) For the purpose of this Section 8, the term "shares of Common Stock" shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Agreement or (ii) any other class of stock resulting from successive changes or reclassifications of such shares consisting solely of changes in par value, or from no par value to par value, or from par value to no par value. In the event that at any time, as a result of an adjustment made pursuant to paragraph (a) above, the Holders shall become entitled to purchase any shares of capital stock of the Company other than shares of Common Stock, thereafter the number of such other shares so purchasable upon exercise of each Warrant and the Exercise Price of such shares shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in paragraphs (a) through (f), inclusive, and paragraphs (h) through (m), inclusive, of this Section 8, and the provisions of Sections 4, 5, 7 and 10, with respect to the Shares, shall apply on like terms to any such other shares.

          (h) Upon the expiration of any rights, options, warrants or conversion rights or exchange privileges, if any thereof shall not have been exercised, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of each Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it originally been adjusted (or had the original adjustment not been required, as the case may be) as if (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion rights or exchange privileges and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all of such rights, options, warrants or conversion rights or exchange privileges whether or not exercised; provided, however, that no such readjustment shall have the effect of decreasing the number of shares issuable upon the exercise of each Warrant or increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant of such rights, options, warrants or conversion rights or exchange privileges.

          (i) The Company may, at its option at any time during the term of the Warrants, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company.

          (j) Whenever the number of Shares issuable upon the exercise of each Warrant or the Exercise Price of such Shares is adjusted, as herein provided, the Company shall promptly mail by first class mail, postage prepaid, to each Holder, notice of such adjustment or adjustments. The Company shall retain a firm of independent public accountants (who may be the regular accountants employed by the Company) to make any computation required by this Section 8 and shall cause such accountants to prepare a certificate setting forth the number of Shares issuable upon the exercise of each Warrant and the Exercise Price of such Shares after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. Such certificate shall be conclusive as to the correctness of such adjustment and each Holder shall have the right to inspect such certificate during reasonable business hours.

          (k) Except as provided in this Section 8, no adjustment in respect of any dividends shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (l) In case of any consolidation of the Company with or merger of the Company with or into another corporation or in case of any sale or conveyance to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company or such successor or purchasing corporation (or an affiliate of such successor or purchasing corporation), as the case may be, agrees that each Holder shall have the right thereafter upon payment of the Exercise Price in effect immediately prior to such action to purchase upon exercise of each Warrant the kind and amount of shares and other securities and property (including cash) which he would have owned or have been entitled to receive after the happening of such consolidation, merger, sale or conveyance had such Warrant been exercised immediately prior to such action. The provisions of this paragraph (l) shall similarly apply to successive consolidations, mergers, sales or conveyances.

          (m) Notwithstanding any adjustment in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants pursuant to this Agreement, certificates for Warrants issued prior or subsequent to such adjustment may continue to express the same price and number and kind of Shares as are initially issuable pursuant to this Agreement.

     9. Reserved.

     10. Registration Rights.

          (a) Demand Registration Rights. The Company covenants and agrees with the Placement Agent and any other or subsequent Holders of the Registrable Securities (as defined in paragraph (f) of this Section 10) that, subject to the availability of audited financial statements which would comply with Regulation S-X under the Securities Act, upon written request of the then Holder(s) of at least a majority of the Warrants or the Registrable Securities, or both, which were originally issued to the Placement Agent or its designees, made at any time within the period commencing one year and ending five years after the Closing Date, the Company will file as promptly as practicable and, in any event, within 60 days after receipt of such written request, at its expense (other than the fees of counsel and sales commissions for such Holders), no more than once, a post-effective amendment (the "Amendment") to a registration statement, or a new registration statement or a Regulation A Offering Statement (an "Offering Statement") under the Securities Act, registering or qualifying the Registrable Securities for sale. Within fifteen (15) days after receiving any such notice, the Company shall give notice to the other Holders of the Registrable Securities advising that the Company is proceeding with such Amendment, registration statement or Offering Statement and offering to include therein the Registrable Securities of such Holders. The Company shall not be obligated to any such other Holder unless such other Holder shall accept such offer by notice in writing to the Company within ten (10) days thereafter. The Company will use its best efforts, through its officers, directors, auditors and counsel in all matters necessary or advisable, to file and cause to become effective such Amendment, registration statement or Offering Statement as promptly as practicable and for a period of nine months thereafter to reflect in the Amendment, registration statement or Offering Statement financial statements which are prepared in accordance with Section 10(a)(3) of the Securities Act and any facts or events arising that, individually, or in the aggregate, represent a fundamental and/or material change in the information set forth in the Amendment, registration statement or Offering Statement to enable any Holders of the Warrants to either sell such Warrants or to exercise such Warrants and sell Shares, or to enable any holders of Shares to sell such Shares, during said nine-month period. The Holders may sell the Registrable Securities pursuant to the Amendment, registration statement or the Offering Statement without exercising the Warrants. If any registration pursuant to this paragraph (a) is an underwritten offering, the Holders of a majority of the Registrable Securities to be included in such registration shall be entitled to select the underwriter or managing underwriter (in the case of a syndicated offering) of such offering, subject to the Company's approval which shall not be unreasonably withheld.

          (b) Piggyback Registration Rights. The Company covenants and agrees with the Placement Agent and any other Holders or subsequent Holders of the Registrable Securities that if, at any time within the period commencing one year and ending five years after the Closing Date, it proposes to file a registration statement or Offering Statement with respect to any class of equity or equity-related security (other than in connection with an offering to the Company's employees or in connection with an acquisition, merger or similar transaction) under the Securities Act in a primary registration on behalf of the Company and/or in a secondary registration on behalf of holders of such securities and the registration form or Offering Statement to be used may be used for registration of the Registrable Securities, the Company will give prompt written notice (which, in the case of a registration statement or notification pursuant to the exercise of demand registration rights other than those provided in Section 10(a) of this Agreement, shall be within ten (10) business days after the Company's receipt of notice of such exercise and, in any event, shall be at least 30 days prior to such filing) to the Holders of Registrable Securities (regardless of whether some of the Holders shall have theretofore availed themselves of the right provided in Section 10(a) of this Agreement) at the addresses appearing on the records of the Company of its intention to file a registration statement or Offering Statement and will offer to include in such registration statement or Offering Statement all but not less than 20% of the Registrable Securities and limited, in the case of a Regulation A offering, to the amount of the available exemption, subject to paragraphs
     (i) and (ii) of this paragraph (b), such number of Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) days after the giving of notice by the Company. All registrations requested pursuant to this paragraph (b) are referred to herein as "Piggyback Registrations". All Piggyback Registrations pursuant to this paragraph (b) will be made solely at the Company's expense. This paragraph is not applicable to a registration statement filed by the Company with the Commission on Forms S-4 or S-8 or any successor forms.

               (i) Priority on Primary Registrations. If a Piggyback Registration includes an underwritten primary registration on behalf of such Company and the underwriter(s) for such offering determines in good faith and advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number that can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities that the Company proposes to sell and (B) second, the Registrable Securities requested to be included in such registration, apportioned pro rata among the Holders of Registrable Securities, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities, and (C) third, securities of the holders of other securities requesting registration.

               (ii) Priority on Secondary Registrations. If a Piggyback Registration consists only of an underwritten secondary registration on behalf of holders of securities of the Company (other than pursuant to Section 10(a)), and the underwriter(s) for such offering advises the Company in writing that in its/their opinion the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without materially adversely affecting the distribution of such securities by the Company, the Company will include in such registration (A) first, the securities requested to be included therein by the holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among all such holders on the basis of the number of shares requested to be included by each such holder, provided, however, the Company will use its best efforts to include not less than 20% of the Registrable Securities, and (B) second, other securities requested to be included in such registration.

     Notwithstanding the foregoing, if any such underwriter shall determine in good faith and advise the Company in writing that the distribution of the Registrable Securities requested to be included in the registration concurrently with the securities being registered by the Company would materially adversely affect the distribution of such securities by the Company, then the Holders of such Registrable Securities shall delay their offering and sale for such period ending on the earliest of (1) 90 days following the effective date of the Company's registration statement, (2) the day upon which the underwriting syndicate, if any, for such offering shall have been disbanded or, (3) such date as the Company, managing underwriter and Holders of Registrable Securities shall otherwise agree. In the event of such delay, the Company shall file such supplements, post-effective amendments and take any such other steps as may be necessary to permit such Holders to make their proposed offering and sale for a period of 120 days immediately following the end of such period of delay. If any party disapproves of the terms of any such underwriting, it may elect to withdraw therefrom by written notice to the Company, the underwriter, and the Placement Agent. Notwithstanding the foregoing, the Company shall not be required to file a registration statement to include Shares pursuant to this
Section 10(b) if independent counsel, reasonably satisfactory to counsel for the Company and counsel for the Placement Agent, renders an opinion to the Company that the Shares proposed to be disposed of may be transferred pursuant to the provisions of Rule 144 under the Securities Act or otherwise without registration under the Securities Act.

          (c) Other Registration Rights. In addition to the rights above provided, the Company will cooperate with the then Holders of the Registrable Securities in preparing and signing any registration statement or Offering Statement, in addition to the registration statements and Offering Statements discussed above, required in order to sell or transfer the Registrable Securities and will supply all information required therefor, but such additional registration statement or Offering Statement, shall be at the then Holders' cost and expense; provided, however, that if the Company elects to register or qualify additional shares of Common Stock, the cost and expense of such registration statement or Offering
     Statement will be pro rated between the Company and the Holders of the Registrable Securities according to the aggregate sales price of the securities being issued. Notwithstanding the foregoing, the Company will not be required to file a registration statement or Offering Statement pursuant to this paragraph (c), (i) at a time when the audited financial statements required to be included therein are not available, which time shall be limited to the period commencing 45 days after the end of the Company's last fiscal year and ending 90 days after the end of such fiscal year, or (ii) within 90 days after completion of a public offering by the Company of any of its Common Stock or equity-related securities or (iii) if it would adversely impact the Company in its capital raising plans or otherwise (in which latter case filing may be delayed no longer than 120 days).

          (d) Action to be Taken by the Company. In connection with the registration of Registrable Securities in accordance with paragraphs (a),
     (b) or (c) of this Section 10, the Company agrees to:

               (i) Bear the expenses of any registration or qualification under paragraphs (a) or (b) of this Section 10, including, but not limited to, legal, accounting and printing fees; provided, however, that in no event shall the Company be obligated to pay (A) any fees and disbursements of special counsel for Holders of Registrable Securities, or (B) any underwriters' discount or commission in respect of such Registrable Securities, (C) any stock transfer taxes attributable to the sale of the Registrable Securities, or (D) upon the exercise of any demand registration right provided for in paragraph (a) of this Section 10, the cost of any liability or similar insurance required by an underwriter, to the extent that such costs are attributable solely to the offering of such Registrable Securities, payment of which shall, in each case, be the sole responsibility of the Holders of the Registrable Securities.

               (ii) Use its best efforts to register or qualify the Registrable Securities for offer or sale under state securities or Blue Sky laws of such jurisdictions in which the Placement Agent or such Holders shall reasonably request, provided, however, that no qualification shall be required in any jurisdiction where, as a result thereof, the Company would be subject to service of general process or to taxation as a foreign corporation doing business in such jurisdiction to which it is not then subject, and to do any and all other acts and things which may be necessary or advisable to enable the holders to consummate the proposed sale, transfer or other disposition of such securities in any jurisdiction; and

               (iii) Enter into a cross-indemnity agreement, in customary form, with each underwriter, if any, and each holder of securities included in such Amendment, registration statement or Offering Statement.

          (e) Action to be Taken by the Holders. In connection with the registration of Registrable Securities in accordance with paragraphs (a),
     (b) or (c) of this Section 10, the Company's obligation shall be conditioned as to each such public offering upon a timely receipt by the Company in writing of:

               (i) Information as to the terms of such public offering furnished by or on behalf of each Holder intending to make a public offering of his, her or its Registrable Securities; and

               (ii) Such other information as the Company may reasonably require from such Holders, or any underwriter for any of them, for inclusion in such registration statement or Notification on Form 1-A.

          (f) For purposes of this Section 10, (i) the term "Holder" shall include holders of Shares, and (ii) the term "Registrable Securities" shall mean the Shares, if issued.

     11. Notices to Holders.

          (a) Nothing contained in this Agreement or in any of the Warrants shall be construed as conferring upon the Holders thereof the right to vote or to receive dividends or to consent or to receive notice as shareholders in respect of the meetings of shareholders or the election of directors of the Company or any other matter, or any rights whatsoever as shareholders of the Company; provided, however, that in the event that a meeting of shareholders shall be called to consider and take action on a proposal for the voluntary dissolution of the Company, other than in connection with a consolidation, merger or sale of all, or substantially all, of its property, assets, business and good will as an entirety, then and in that event the Company shall cause a notice thereof to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such meeting, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register; but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such voluntary dissolution.

          (b) In the event the Company intends to make any distribution on its Common Stock (or other securities which may be issuable in lieu thereof upon the exercise of Warrants), including, without limitation, any such distribution to be made in connection with a consolidation or merger in which the Company is the continuing corporation, or to issue subscription rights or warrants to holders of its Common Stock, the Company shall cause a notice of its intention to make such distribution to be sent by first-class mail, postage prepaid, at least twenty (20) days prior to the date fixed as a record date or the date of closing the transfer books in relation to such distribution, to each registered Holder of Warrants at such Holder's address appearing on the Warrant Register, but failure to mail or to receive such notice or any defect therein or in the mailing thereof shall not affect the validity of any action taken in connection with such distribution.

     12. Notices. Any notice pursuant to this Agreement to be given or made by the Holder of any Warrant and/or the holder of any Share to or on the Company shall be sufficiently given or made if sent by first-class mail, postage prepaid, addressed as follows or to such other address as the Company may designate by notice given in accordance with this Section 12, to the Holders of Warrants and/or the holders of Shares:

          IDM ENVIRONMENTAL CORPORATION
          396 Whitehead Avenue
          South River, NJ 08882
          Attention: Chief Financial Officer

     Notices or demands authorized by this Agreement to be given or made by the Company to or on the Holder of any Warrant and/or the holder of any Share shall be sufficiently given or made (except as otherwise provided in this Agreement) if sent by first-class mail, postage prepaid, addressed to such Holder or such holder of Shares at the address of such Holder or such holder of Shares as shown on the Warrant Register or the books of the Company, as the case may be.

     13. Governing Law. This Agreement and each Warrant issued hereunder shall be governed by and construed in accordance with the substantive laws of the State of New York. The Company hereby agrees to accept service of process by notice given to it pursuant to the provisions of Section 12.

     14. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts together shall constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day, month and year first above written.



                                      IDM ENVIRONMENTAL CORPORATION



                                      By:  /s/ Joel A. Freedman
                                         ---------------------------------------
                                      Name: Joel A. Freedman
                                      Title: President



                                      ROCHON CAPITAL GROUP, LTD.



                                      By:  /s/ Phillip L. Neiman
                                         ---------------------------------------
                                      Name: Phillip L. Neiman
                                      Title: President

                                                                       EXHIBIT A

No.                                                             100,000 Warrants
   --------


                          IDM ENVIRONMENTAL CORPORATION

                               Warrant Certificate

     THIS CERTIFIES THAT for value received Rochon Capital Group, Ltd., or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase one fully paid and nonassessable share of common stock, $.001 par value (the "Common Stock"), of IDM ENVIRONMENTAL CORPORATION, a New Jersey corporation (the "Company"), at the purchase price equal to $3.32813, which is the Exercise Price, as defined in the Warrant Agreement, dated as of February 11, 1997 (the "Warrant Agreement"), between the Company and Rochon Capital Group, Ltd., upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase duly executed. The number of Warrants evidenced by this Warrant Certificate (and the number of shares which may be purchased upon exercise thereof, rounded up to the nearest full share) set forth above, and the Exercise Price per share set forth above, are the number and Exercise Price as of the date of original issuance of the Warrants, based on the shares of Common Stock of the Company as constituted at such date. As provided in the Warrant Agreement, the Exercise Price and the number or kind of shares which may be purchased upon the exercise of the Warrants evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

     This Warrant Certificate is subject to, and entitled to the benefits of, all of the terms, provisions and conditions of the Warrant Agreement, which Warrant Agreement is hereby incorporated herein by reference and made a part hereof and to which Warrant Agreement reference is hereby made for a full description of the rights, limitations of rights, duties and immunities hereunder of the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are on file at the principal office of the Company.

     This Warrant Certificate, with or without other Warrant Certificates, upon surrender at the principal office of the Company, may be exchanged for another Warrant Certificate or Warrant Certificates of like tenor and date evidencing Warrants entitling the holder to purchase a like aggregate number of shares of Common Stock as the Warrants evidenced by the Warrant Certificate or Warrant Certificates surrendered entitled such holder to purchase. If this Warrant Certificate shall be exercised in part, the holder hereof shall be entitled to receive upon surrender hereof another Warrant Certificate or Warrant Certificates for the number of whole Warrants not exercised.

     No holder of this Warrant Certificate shall be entitled to vote, receive dividends, subscription rights or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder hereof, as such, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value or change of stock to no par value, consolidation, merger, conveyance, or otherwise) or, except as provided in the Warrant Agreement, to receive notice of meetings, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised and the Shares shall have become deliverable as provided in the Warrant Agreement.

     If this Warrant shall be surrendered for exercise within any period during which the transfer books for the Company's Common Stock or other class of stock purchasable upon the exercise of this Warrant are closed for any purpose, the Company shall not be required to make delivery of certificates for shares purchasable upon such exercise until the date of the reopening of said transfer books, provided, however, that such books shall not be closed for longer than a 20-day period.

     IN WITNESS WHEREOF, THE COMPANY has caused the signature (or facsimile signature) of its President and its Secretary to be printed hereon and its corporate seal (or facsimile) to be printed hereon.

Dated:  February    , 1997
                ----


                                        IDM ENVIRONMENTAL CORP.



                                        By:
                                           -------------------------------------
                                        Name:  Joel A. Freedman
                                        Title: President


Attest:



By:
   ------------------------------
Name:  Frank A. Falco
Title: Secretary

                               FORM OF ASSIGNMENT

(To be executed by the registered holder if such holder desires to transfer the Warrant Certificates.)

              FOR VALUE RECEIVED                      hereby sells,  assigns and
                                ----------------------
transfers unto this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint
                    , to transfer the within Warrant Certificate on the books of
--------------------
the within-named Company, with full power of substitution.


Dated:                       , 199
      -----------------------     --


                                             -----------------------------------
                                             Signature

Signature Guaranteed:


                                     NOTICE

     The signature of the foregoing Assignment must correspond to the name as written upon the face of this Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.

                          FORM OF ELECTION TO PURCHASE

(To be executed if holder desires to exercise the Warrant Certificate).

TO:  IDM ENVIRONMENTAL CORPORATION

     The undersigned hereby irrevocably elects to exercise Warrants represented by this Warrant Certificate to purchase shares of Common Stock issuable
                                        ---------
upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

     (Please insert social security, tax identification or other identifying number)

     -------------------------------------

     -------------------------------------

     -------------------------------------
     (Please print name and address)

     If such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, a new Warrant Certificate for the balance remaining of such Warrants shall be registered in the name of and delivered to:

     (Please insert social security, tax identification or other identifying number)

     -------------------------------------

     -------------------------------------

     -------------------------------------
     (Please print name and address)


Dated:                 , 19
      -----------------    ---


                                               ---------------------------------
                                               Signature

                         (Signature must conform in all
                          respects to name of holder as
                          specified on the face of this
                              Warrant Certificate)


Signature Guaranteed:

                                       -1-